EXHIBIT 99.1

3D Systems Reports
Fourth Quarter and Full Year 2019 Financial Results

ROCK HILL, South Carolina - February 26, 2020 - 3D Systems Corporation (NYSE:DDD) announced today its financial results for the fourth quarter and full year ended December 31, 2019.

For the fourth quarter of 2019, the company reported GAAP revenue of $164.6 million, compared to $180.7 million in the same period last year. Printer revenue decreased by 22.8 percent due to the delay in factory metals printing shipments, timing of large enterprise customer orders and the softer macro industrial environment. Materials revenue increased 7.3 percent, healthcare solutions revenue decreased 5.9 percent including a large enterprise customer and decreased 2.3 percent excluding this same customer, on demand services revenue decreased 17.2 percent and software revenue decreased 10.2 percent. The company reported fourth quarter 2019 GAAP loss of $0.04 per share compared to a GAAP loss of $0.04 per share in the same period last year, and non-GAAP earnings of $0.05 per share compared to non-GAAP earnings of $0.10 per share in the same period last year.

For the full year 2019, the company reported GAAP revenue of $629.1 million compared to $687.7 million for the prior year. Printer revenue decreased 24.3 percent, again due to the delay in factory metals printing shipments, timing of large enterprise customer orders and the softer macro industrial environment. Materials revenue decreased 0.6 percent, healthcare solutions revenue decreased 3.5 percent including a large enterprise customer and increased 9.8 percent excluding this same customer, on demand services revenue decreased 13.5 percent and software revenue decreased 2.7 percent. The company reported full year 2019 GAAP loss of $0.61 per share compared to a GAAP loss of $0.41 per share in the prior year, and non-GAAP loss of $0.08 per share compared to non-GAAP earnings of $0.15 per share in the prior year.

"In 2019 we demonstrated how our digital manufacturing strategy has come alive, with customers realizing the benefits of our production solutions across a range of industries and creating over 200 million production parts using 3D Systems’ solutions. Despite macroeconomic headwinds, I’m pleased with the growth in materials in the second half and our continued focus on cost structure," commented Vyomesh Joshi ("VJ"), president and chief executive officer, 3D Systems. "Now in 2020 we believe we have the right products and solutions, including our planned shipment of factory metals printers in the second quarter, to accelerate the adoption of additive manufacturing technology and drive profitable revenue growth."

For the fourth quarter 2019, the company reported GAAP gross profit margin of 43.6 percent compared to 45.7 percent in the same period last year. Non-GAAP gross profit margin was 43.8 percent in the fourth quarter compared to 46.3 percent in the same period last year.

For the full year, the company reported GAAP gross profit margin of 44.2 percent compared to 47.2 percent in the prior year. Non-GAAP gross profit margin was 45.0 percent for the full year compared to 47.4 percent in the prior year.

For the fourth quarter of 2019, GAAP operating expenses decreased 14.6 percent to $76.5 million compared to $89.6 million in the same period last year. GAAP SG&A expenses decreased 10.3 percent to $59.3 million. GAAP R&D expenses decreased 27.2 percent to $17.1 million. Non-GAAP operating expenses in the fourth quarter decreased 12.3 percent to $66.4 million compared to $75.7 million in the same period last year, as a result of execution of the company's cost reduction plans.

For the full year 2019, GAAP operating expenses decreased 8.8 percent to $335.1 million compared to $367.6 million in the prior year. GAAP SG&A expenses decreased 6.6 percent to $254.4 million. GAAP R&D expenses decreased 15.2 percent to $80.8 million. Non-GAAP operating expenses for the full year decreased 9.0 percent to $280.3 million compared to $307.9 million in the prior year, as a result of execution of the company's cost reduction plans.

The company generated $21.5 million of cash from operations during the fourth quarter. Cash generation was driven by improvements in working capital, including planned reductions of inventory.

The company had $133.7 million of unrestricted cash on hand at December 31, 2019.

Q4 and FY 2019 Conference Call and Webcast
The company expects to file its Annual Report on Form 10-K for the year ended December 31, 2019 with the Securities and Exchange Commission on February 26, 2020. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results today, Wednesday, February 26, 2020, which may be accessed as follows:

Date: Wednesday, February 26, 2020
Time: 4:30 p.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in this Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
December 31, 2019 and December 31, 2018

(In thousands, except par value)	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$133,665	$109,998
Accounts receivable, net of reserves — $8,762 (2019) and $8,423 (2018)	109,408	126,618
Inventories	111,106	133,161
Prepaid expenses and other current assets	18,991	27,697
Total current assets	373,170	397,474
Property and equipment, net [a]	92,940	107,718
Intangible assets, net	48,338	68,275
Goodwill	223,176	221,334
Right of use assets	36,890	—
Deferred income tax asset	5,408	4,217
Other assets	27,390	26,814
Total assets	$807,312	$825,832
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long term debt	$2,506	$—
Current right of use liabilities	9,569	—
Current portion of capitalized lease obligations	—	654
Accounts payable	49,851	66,722
Accrued and other liabilities	63,095	59,265
Customer deposits	5,712	4,987
Deferred revenue	32,231	32,432
Total current liabilities	162,964	164,060
Long-term debt, net of deferred financing costs	45,215	25,000
Long-term right of use liabilities	35,402	—
Long-term portion of capitalized lease obligations	—	6,392
Deferred income tax liability	4,027	6,190
Other liabilities	45,808	39,331
Total liabilities	293,416	240,973
Redeemable noncontrolling interests ("RNCI")	—	8,872
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 121,266 (2019) and 118,650 (2018)	120	117
Additional paid-in capital	1,371,564	1,355,503
Treasury stock, at cost — 3,670 shares (2019) and 2,946 shares (2018)	(18,769)	(15,572)
Accumulated deficit	(793,709)	(722,701)
Accumulated other comprehensive loss	(37,047)	(38,978)
Total 3D Systems Corporation stockholders' equity	522,159	578,369
Noncontrolling interests	(8,263)	(2,382)
Total stockholders’ equity	513,896	575,987
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$807,312	$825,832

(a) Prior year balance includes $4,466 of capitalized lease assets accounted for under ASC 840.

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Quarter and Year Ended December 31, 2019 and 2018

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2019	2018	2019	2018
Revenue:
Products	$103,966	$113,062	$384,577	$429,215
Services	60,604	67,650	244,517	258,445
Total revenue	164,570	180,712	629,094	687,660
Cost of sales:
Products	63,012	61,731	229,821	229,793
Services	29,802	36,428	121,232	133,473
Total cost of sales	92,814	98,159	351,053	363,266
Gross profit	71,756	82,553	278,041	324,394
Operating expenses:
Selling, general and administrative	59,319	66,062	254,355	272,287
Research and development	17,136	23,510	80,790	95,298
Total operating expenses	76,455	89,572	335,145	367,585
Loss from operations	(4,699)	(7,019)	(57,104)	(43,191)
Interest and other (expense) income, net	(1,222)	(1,172)	(7,996)	(37)
Loss before income taxes	(5,921)	(8,191)	(65,100)	(43,228)
Benefit (provision) for income taxes	1,260	4,051	(4,532)	(2,035)
Net loss	(4,661)	(4,140)	(69,632)	(45,263)
Less: net income attributable to noncontrolling interests	53	(4)	248	242
Net loss attributable to 3D Systems Corporation	$(4,714)	$(4,136)	$(69,880)	$(45,505)

Net loss per share available to 3D Systems Corporation common stockholders - basic and diluted	$(0.04)	$(0.04)	$(0.61)	$(0.41)

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Year Ended December 31, 2019 and 2018

	Year Ended December 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net loss	$(69,632)	$(45,263)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	50,396	59,293
Stock-based compensation	23,587	29,253
Provision for bad debts	1,308	1,824
Loss on the disposition of property, equipment and other assets	2,282	—
Provision for deferred income taxes	(3,354)	(2,990)
Impairment of assets	1,728	1,998
Changes in operating accounts:
Accounts receivable	15,071	599
Inventories	18,447	(34,035)
Prepaid expenses and other current assets	9,150	40,922
Accounts payable	(16,846)	11,559
Deferred revenue and customer deposits	677	(2,383)
Accrued and other current liabilities	960	(47,851)
All other operating activities	(2,193)	(8,130)
Net cash provided by operating activities	31,581	4,796
Cash flows from investing activities:
Purchases of property and equipment	(23,985)	(40,694)
Proceeds from sale of assets	1,620	333
Purchase of noncontrolling interest	(2,500)	—
Other investing activities	(2,007)	(1,466)
Net cash used in investing activities	(26,872)	(41,827)
Cash flows from financing activities:
Proceeds from borrowings	100,000	25,000
Repayment of borrowings/long term debt	(76,768)	—
Payments related to net-share settlement of stock based compensation	(3,194)	(7,367)
Payments on earnout consideration	—	(2,675)
Other financing activities	(1,338)	(694)
Net cash provided by financing activities	18,700	14,264
Effect of exchange rate changes on cash, cash equivalents and restricted cash	289	(3,145)
Net increase (decrease) in cash, cash equivalents and restricted cash	23,698	(25,912)
Cash, cash equivalents and restricted cash at the beginning of the period [a]	110,919	136,831
Cash, cash equivalents and restricted cash at the end of the period [a]	$134,617	$110,919

(a)The amounts for cash and cash equivalents shown above include restricted cash of $952 and $921 as of December 31, 2019 and 2018, respectively, which were included in other assets, net in the condensed consolidated balance sheets.

3D Systems Corporation
Loss Per Share
Quarter and Year Ended December 31, 2019 and 2018

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2019	2018	2019	2018
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(4,714)	$(4,136)	$(69,880)	$(45,505)

Denominator for basic and diluted net loss per share:
Weighted average shares	114,476	113,016	113,811	112,327

Net loss per share - basic and diluted	$(0.04)	$(0.04)	$(0.61)	$(0.41)

3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Year Ended December 31, 2019 and 2018

	Quarter Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2019	2018	2019	2018
GAAP Net loss attributable to 3D Systems Corporation	$(4.7)	$(4.1)	$(69.9)	$(45.5)
Adjustments:
Amortization, stock-based compensation & other (1)	8.2	13.9	43.9	58.7
Legal, acquisition and divestiture related (2)	0.5	0.1	7.4	(2.0)
Cost optimization plan, including severance costs (3)	0.7	1.5	7.7	4.0
Impairment of cost-method investments (4)	0.9	—	1.2	1.4
Non-GAAP net income attributable to 3D Systems Corporation	$5.5	$11.4	$(9.6)	$16.5
Non-GAAP net income per share available to 3D Systems common stock holders - basic and diluted (5)	$0.05	$0.10	$(0.08)	$0.15

(1) For the quarter ended December 31, 2019, the adjustment included $0.1 in COGS and $8.1 in SG&A. For the quarter ended December 31, 2018, the adjustment included $(0.2) in COGS and $14.1 in SG&A. For the year ended December 31, 2019, the adjustment included $0.4 in COGS and $43.4 in SG&A. For the year ended December 31, 2018, the adjustment included $0.1 in COGS and $58.6 in SG&A.
(2) For the quarter ended December 31, 2019, the adjustment included $0.1 in COGS and $1.4 in SG&A . For the year ended December 31, 2019, the adjustment included $(2.8) in Revenues, $4.1 in COGS, $5.5 in SG&A, and $0.7 in other income (expense). For the quarter ended December 31, 2018 the adjustment included $0.6 in COGS,$(1.0) in SG&A, and $0.5 in other income (expense) and for the year ended December 31, 2018, the adjustment included $0.6 in COGS, in SG&A $(1.7) and $(0.9) in other income (expense).
(3) For the quarter ended December 31, 2019, the adjustment included $0.6 in SG&A. For the quarter ended December 31, 2018, the adjustment included $0.7 in COGS and $0.8 in SG&A. For the year ended December 31, 2019, the adjustment included $1.8 in COGS, $5.6 in SG&A and $0.3 in R&D. For the year ended December 31, 2018, the adjustment included $1.1 in COGS, $2.4 in SG&A and $0.5 in R&D.
(4) For the quarter and year ended December 31, 2019 the adjustment included $0.9 and $1.2 in interest and other income (expense), net, respectively. For the year ended December 31, 2018, the adjustment included $1.4 in interest and other income (expense), net.
(5) Denominator based on weighted average shares used in the GAAP EPS calculation.

* Tables may not foot due to rounding; amounts calculated based on dollars in thousands.